As filed with the Securities and Exchange Commission on March 12, 2004

Registration No. 333-103225

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

LEVITT CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1531	11-3675068
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304
(954) 760-5200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan B. Levan
Chairman of the Board
Levitt Corporation
1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304
(954) 760-5200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Alison W. Miller, Esq.
Stearns Weaver Miller Weissler
Alhadeff & Sitterson, P.A.
150 West Flagler Street, Suite 2200
Miami, Florida 33130
(305) 789-3200

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES

     This Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement filed on Form S-1 (SEC File No. 333-103225) (the “Registration Statement”) is being filed by Levitt Corporation (the “Company”) in order to deregister the $96,768,000 principal amount of Subordinated Investment Notes which remain unsold under the Registration Statement. As a result of the deregistration, no Subordinated Investment Notes remain available for sale pursuant to the Registration Statement.

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SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lauderdale, State of Florida, on the 5th day of March, 2004.

LEVITT CORPORATION
By:	/s/ Alan B. Levan
Alan B. Levan
Chairman of the Board of Directors and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities at the Company and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Alan B. Levan Alan B. Levan	Chairman of the Board	March 5, 2004
/s/ John E. Abdo John E. Abdo	Vice-Chairman of the Board and President	March 5, 2004
/s/ Glen R. Gilbert Glen R. Gilbert	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 5, 2004
/s/ Darwin Dornbush Darwin Dornbush	Director	March 5, 2004
/s/ James J. Blosser James J. Blosser	Director	March 5, 2004
/s/ William R. Scherer William R. Scherer	Director	March 5, 2004
/s/ S. Lawrence Kahn III S. Lawrence Kahn III	Director	March 5, 2004
/s/ William R. Nicholson William R. Nicholson	Director	March 5, 2004
/s/ Joel Levy Joel Levy	Director	March 5, 2004

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